EXHIBIT IX

                     OPEN MARKET PURCHASES OF CERTAIN TRUSTS


--------------------------------------------------------------------------------
 Date of Purcha     Shares of Common Stock Purchased            Price Per Share
--------------------------------------------------------------------------------
     12/30/98                 1,500 shares                          $3.875
--------------------------------------------------------------------------------
     12/30/98                 3,000 shares                          $3.750
--------------------------------------------------------------------------------
     12/31/98                 7,500 shares                          $3.875
--------------------------------------------------------------------------------
      7/27/99                 5,000 shares                          $13.50
--------------------------------------------------------------------------------